                                                                    Exhibit 99.1



OBOAdler Company Limited




Audited Financial Statements
For the year ended June 30, 1999

Report of Independent Accountants
To the Board of Directors and Shareholders of OBOAdler Company Limited and Subsidiaries


In our opinion, the accompanying consolidated balance sheet and the related combined and consolidated income statements, statements of cash flows, and statement of shareholders' equity present fairly in all material respects the financial position of OBOAdler Company Limited and its subsidiaries (successor) at June 30, 1999 and the consolidated results of their operations and their cash flows for the period from June 4 to June 30, 1999 and of the combined results of operations and cash flows of Alcor Chemie AG, Alcor Chemie Vertriebs AG and Novoktan GmbH (predecessor) for the period from July 1, 1998 to June 3, 1999 in conformity with accounting principles generally accepted in Switzerland.

These financial statements are the responsibility of OBOAdler's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Accounting principles generally accepted in Switzerland vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of combined and consolidated net income expressed in Swiss Francs for the year ended June 30, 1999 and the determination of the consolidated shareholders' equity and consolidated financial position also expressed in Swiss Francs at June 30, 1999 to the extent summarised in note 6 to the consolidated financial statements.



/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Leeds
England
January 20, 2000

Consolidated balance sheet at June 30, 1999
(in Thousands of Swiss Francs)

                                                                       1999
Assets

Current assets
Liquid funds -
      Cash and cash equivalents                                        17,393

Trade accounts receivable -
      Third parties                                                    28,609
      Bad debt provision                                               (2,000)
                                                                     --------
                                                                       26,609

Other receivables -
      Third parties (note 5)                                           13,715
      Withholding tax - Switzerland                                       121
      Withholding tax - Germany                                           691
      Value added tax - Switzerland                                        33
      Value added tax - Germany                                           442
                                                                     --------
                                                                       15,002

Inventories
      Raw materials                                                     4,030
      Finished goods and work in progress                               1,789
                                                                     --------
                                                                        5,819

Prepayments and accrued income                                            157
                                                                     --------
                                                                       64,980
                                                                     --------
Fixed assets
Tangible fixed assets -
      Technical equipment and machines                                  3,455
      Fittings and EDP equipment                                          751
      Property, plant and equipment                                       787
Intangible assets -
      Goodwill                                                        117,805
                                                                     --------
                                                                      122,798
                                                                     --------
Total assets                                                          187,778
                                                                     ========

Consolidated balance sheet at June 30, 1999
(in Thousands of Swiss Francs)

                                                                       1999
Liabilities and shareholders' equity

Current liabilities
Trade accounts payable -
      Third parties                                                       915

Other current liabilities -
      Third parties                                                     1,572
      Value added tax - Switzerland                                         4

Loans -
      Bank (note 3.1)                                                 139,914
      Octel                                                             6,555
                                                                   ----------
                                                                      146,469

      Accruals and deferred income                                      3,252
      Tax provision                                                     9,479
                                                                   ----------
                                                                      161,691
                                                                   ----------

Non-current liabilities
Provision for foreign exchange risks                                    1,400
Provision for decontamination                                          16,393
Provision for production costs                                          1,000
Other provisions                                                        2,255
                                                                   ----------
                                                                       21,048
                                                                   ----------

                                                                      176,182

Shareholders' equity
Share capital (note 3.4)                                                1,225
Other reserves                                                          2,067
Retained earnings                                                       1,747
                                                                   ----------
                                                                        5,039
                                                                   ----------
Total liabilities and shareholders' equity                            187,778
                                                                   ==========

Statements of income for the year ended June 30, 1999
(in Thousands of Swiss Francs)

                                                      Combined         |       Consolidated
                                                     Predecessor       |         Successor
                                                   July 1, 1998 to     |         June 4 to
                                                    June 3, 1999       |       June 30, 1999
                                                                       |
Turnover                                                               |
                                                                       |
Income from sales                                          111,591     |               13,327
Other operational income                                       233     |                   32
Distribution costs                                          (3,034)    |                 (413)
Sales commissions                                           (1,964)    |                 (268)
Increase in bad debt provision                                (264)    |                  (36)
                                                   ---------------     |       --------------
                                                                       |
                                                           106,562     |               12,642
                                                                       |
Cost of sales                                              (39,923)    |               (3,558)
                                                   ---------------     |       --------------
                                                                       |
Gross profit                                                66,639     |                9,084
                                                                       |
Staff costs                                                (14,422)    |               (1,311)
Depreciation and amortization                               (1,365)    |               (1,279)
Other operating costs                                       (6,078)    |                 (707)
                                                   ---------------     |       --------------
Operating profit before financial items                     44,774     |                5,787
                                                                       |
Financial income/expense -                                             |
      Interest income                                        1,063     |                   96
      Interest expense                                        (227)    |                 (857)
      Other expenses                                            (5)    |                    -
      Exchange losses/gains (net)                           (4,466)    |               (2,839)
                                                   ---------------     |       --------------
Operating profit                                            41,139     |                2,187
                                                                       |
Non-operating income/(expense) -                                       |
      Release of provisions                                    532     |                    -
      Others                                                (1,350)    |                    -
                                                   ---------------     |       --------------
Income before tax                                           40,321     |                2,187
                                                                       |
Taxes                                                       (7,855)    |                 (440)
                                                   ---------------     |       --------------
Net income for the period                                   32,466     |                1,747
                                                   ===============     |       ==============

Statements of cash flows for the year ended June 30, 1999
(in Thousands of Swiss Francs)

                                                                  Combined          |      Consolidated
                                                                 Predecessor        |        Successor
                                                               July 1, 1998 to      |        June 4 to
                                                                June 3, 1999        |      June 30, 1999
                                                                                    |
CASH FLOWS FROM OPERATING ACTIVITIES                                                |
                                                                                    |
Net income                                                              32,466      |               1,747
Adjustments to reconcile net income to net cash                                     |
 provided by operating activities:                                                  |
      Depreciation and amortization                                      1,365      |               1,279
      Changes in operating assets and liabilities                       (9,361)     |                (850)
      Other                                                            (13,665)     |                (222)
                                                               ---------------      |      --------------
Net cash provided by operating activities                               10,805      |               1,954
                                                                                    |
CASH FLOWS FROM INVESTING ACTIVITIES                                                |
                                                                                    |
Capital expenditure                                                       (234)     |                   -
OBOAdler investment                                                          -      |            (145,000)
                                                               ---------------      |      --------------
Net cash used in investing activities                                     (234)     |            (145,000)
                                                                                    |
CASH FLOWS FROM FINANCING ACTIVITIES                                                |
                                                                                    |
Receipt of borrowings                                                        -      |             146,469
Dividends paid                                                         (55,662)     |                   -
Share issues                                                                 -      |               2,293
                                                               ---------------      |      --------------
Net cash used in financing activities                                  (55,662)     |             148,762
                                                                                    |
                                                                                    |
Effect of exchange rates                                                     -      |                 999
                                                                                    |
                                                               ---------------      |      --------------
Net change in cash and cash equivalents                                (45,091)     |               6,715
Cash and cash equivalents at beginning of period                        55,769      |              10,678
                                                               ---------------      |      --------------
Cash and cash equivalents at end of period                              10,678      |              17,393
                                                               ===============      |      ==============

Notes to the financial statements 1998/99

1.   Acquisition and Basis of Preparation

The new successor group was formed on June 4, 1999 when OBOAdler Company Limited
(OBOA) acquired all outstanding shares in Alcor Chemie AG (AG) and Alcor Chemie Vertriebs AG (Vertriebs). AG owned all outstanding shares in its subsidiary Novoktan GmbH (Novoktan), a TEL manufacturing company. AG had also previously operated a pharmaceutical sales business until December 31, 1998. The acquisition has been accounted for under the purchase method.

The balance sheet at June 30, 1999 and the income statement for the period from June 4 through 30, 1999 reflect the consolidated net assets and operating results of the successor OBOA group.

For further information an income statement has been compiled to present the operating results of the predecessor group which comprised the combined businesses of Novoktan, Vertriebs, and AG (excluding its pharmaceutical sales business) for the period from July 1, 1998 to June 3, 1999.

The combined income statement is not necessarily indicative of the results of the business if it had operated on a stand-alone basis.

2. The principal accounting policies used in the preparation of the accounts are set out below:

     Revenue recognition
     -------------------

Revenue from sales of products is recognised at the time products are shipped to the customer.

     Cash equivalents
     ----------------

Investment securities with maturities of three months or less when purchased are considered to be cash equivalents.

     Inventories
     -----------

Inventories are stated at the lower of cost (FIFO method) or market price.

     Property, plant and equipment
     -----------------------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the reducing balance method. Maintenance and repairs are charged to expense when incurred. Provision is made for repair costs expected to arise within a period of three months following the balance sheet date.

     Goodwill
     --------

Goodwill, the excess of investments over the net assets of subsidiaries acquired, is on a straight line basis amortised over 8.5 years.

     Environmental compliance and remediation
     ----------------------------------------

Environmental compliance costs include ongoing maintenance, monitoring and similar costs. Environmental costs are accrued when environmental assessments or remedial efforts are probable and the cost can be reasonably estimated. Such accruals are adjusted as further information develops or circumstances change. Costs of future obligations are not discounted to their present values.

     Foreign currencies
     ------------------

The local currency has been used as the functional currency throughout the OBOA group. Exchange differences arising on the retranslation of opening balance sheets of foreign subsidiaries are taken to reserves. Gains and losses on foreign currency transactions are included in financial income/expenses in the income statement.

3.   Notes in accordance with Article 663b of the Swiss Code of Obligations

3.1. Pledges on assets to secure own liabilities

In June 1999, OBOA entered into a $90 million term loan agreement with Barclays Bank plc which was secured upon the assets of the OBOA group of companies. The loan was repaid in full in November 1999.

At June 30, 1999 the assets of Vertriebs were subject to a pledge of CHF 713,000 in respect of German value added tax (1998 - nil).

3.2  Fire insurance value of tangible fixed assets

The fire insurance value of the group's tangible fixed assets at June 30, 1999 was CHF 62.9 million.

3.3  Significant investments

          Company                                Business                      Capital in       Interest in
                                                                                Thousands      Capital in %
Alcor Chemie AG               Sub-holding company                                CHF 60             100

Alcor Chemie Vertriebs AG     Import and export of chemical products             CHF 100            100

Novoktan GmbH                 Development, production, distribution as well      DEM 2000           100
                              as import and export of chemical products

All investments were acquired on June 4, 1999 as described in note 1 above.

3.4  Share capital

     (in Thousands of Swiss Francs)                                 June 30,
                                                                     1999
         OBOAdler Company Limited,
         Ordinary shares of GBP 1 each
         Authorised 1 million shares                                 2,450
                                                                     =====
         Issued   500,001 shares                                     1,225
                                                                     =====

     One ordinary share was issued on April 28, 1999 when the company was formed. A further 500,000 shares were issued on June 3, 1999 for US$ 1.5 million in cash (CHF 2.3 million). The share premium of CHF 1,068,000 was credited to other reserves.

4.   Other disclosures required by the law


     Movements in retained earnings
     (in Thousands of Swiss Francs)

     Retained earnings at June 4, 1999         0

     Net income for the period             1,747
                                           -----

     Retained earnings at June 30, 1999    1,747
                                           =====

The board of directors proposes that all retained earnings should be carried forward.

5.   Other third party receivables

Other third party receivables of CHF 13,715,000 at June 30, 1999 represent advances to the owner of the predecessor group on account of dividends proposed at June 30, 1999 but which under Swiss GAAP are not accrued for at the balance sheet date.

6. Reconciliation of financial information to United States generally accepted accounting principles

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in Switzerland (Swiss GAAP), which differ in certain material respects from generally accepted accounting principles in the United States (US GAAP). The principal differences between Swiss GAAP and US GAAP are described as follows:-

6.1  Reconciliation of Consolidated Statement of Income            Combined         |      Consolidated
     (in Thousands of Swiss Francs)                              Predecessor        |        Successor
                                                               July 1, 1998 to      |        June 4 to
                                                                 June 3, 1999       |      June 30, 1999
                                                                                    |
     Net income for the period as reported under Swiss                              |
      GAAP:                                                           32,466        |              1,747
     US GAAP adjustments:                                                           |
                                                                                    |
      Reversal of provision charges    (a)                                 9        |                 20
      Depreciation of plant            (b)                              (398)       |                (36)
      Deferred taxation charge         (c)                               118        |                  7
      Intangible amortization          (d)                                 -        |             (1,065)
      Proposed dividends               (e)                                 -        |               (213)
                                                                ------------        |      -------------
                                                                      32,195        |                460
                                                                ============        |      =============

6.2  Reconciliation of Consolidated Shareholders' Equity        June 30, 1999
     (in Thousands of Swiss Francs)
     Total shareholders' equity as reported under Swiss
     GAAP:                                                             5,039
     US GAAP adjustments:

     Reversal of provisions      (a)                                   6,763
     Depreciation of plant       (b)                                     (36)
     Deferred taxation           (c)                                  (1,294)
     Intangible amortization     (d)                                  (1,065)
     Proposed dividends          (e)                                    (213)
                                                                ------------
                                                                       9,194
                                                                ============

6.3  Reconciling items

(a)  Reversal of provisions
     ----------------------

Swiss GAAP allows the establishment of certain provisions for taxation purposes which under US GAAP are viewed as general in nature and so do not meet the criteria of provisions. These are therefore removed from the relevant balance sheet areas and added back to retained earnings. These may be analysed as follows:-

                                                   Balance        |        Combined       |      Consolidated
                                                    Sheet         |       Predecessor     |        Successor
     (in Thousands of Swiss Francs)                               |         Income        |         Income
                                                                  |        Statement      |        Statement
                                                                  |      July 1, 1998     |     June 4 to June
                                                                  |    to June 3, 1999    |        30, 1999
                                                                  |                       |
     Accounts receivable, bad debt provision           2,000      |                 57    |                 19
     Inventories provision                             1,724      |                 19    |                  7
     Production cost provision                         1,000      |                  -    |                  -
     Foreign exchange risk provision                   1,400      |                  -    |                  -
     Repairs and maintenance provision                   639      |                (67)   |                 (6)
                                                ------------      |        ------------   |        ------------
                                                       6,763      |                  9    |                 20
                                                ============      |        ============   |        ============

(b)  Depreciation of plant
     ---------------------

Swiss GAAP allows accelerated depreciation of plant for taxation purposes in certain circumstances. In order to comply with US GAAP the release in the 11 months to June 3, 1999 has been reversed. The charge in the period from June 4 to June 30, 1999 reflects the increased depreciation due to the step up of property, plant and equipment to fair value on acquisition.

(c)  Deferred taxation
     -----------------

This adjustment reflects the taxation which would be payable on the increase in retained earnings caused by the reversal of provisions noted in (a) and (b), at the effective tax rate of the companies in whose balance sheets the provisions were made.

(d)  Intangible asset and amortization
     ---------------------------------

Under Swiss GAAP the difference between the acquisition cost and the net assets acquired is classified as goodwill in the consolidated balance sheet. The gross cost at June 30, 1999 was CHF 118.96 million. Under US GAAP this total needs to be split between the fair value of individual identifiable intangible assets and general goodwill. Management identified an intangible asset relating to unexpired customer contracts and attributed to it a fair value of CHF 38.9 million, leaving general goodwill of CHF 80.06 million.

Under Swiss GAAP the goodwill is being amortised over 8.5 years, resulting in a post-acquisition charge of CHF 1.155 million. This rate would still apply to general goodwill under US GAAP, but the unexpired customer contract intangible asset has a shorter useful life of 2.25 years. Writing off the CHF 38.9 million over this shorter period would increase the amortization in the post-acquisition period by CHF 1.065 million.

(e)  Proposed dividends
     ------------------

Under Swiss GAAP proposed dividends are not accrued in the balance sheet. Dividends of CHF 21.2 million were proposed at June 30, 1999 and subsequently were paid to the owner of the predecessor group. This reduces the retained earnings at the acquisition date and increases goodwill by CHF 21.2 million.
The effect on net income from June 4 to June 30, 1999 and on shareholders' equity is the amortisation charge on the increase in goodwill, which amounted to CHF 213,000.

6.4  Statement of shareholders' equity

     (in Thousands of Swiss Francs)          Share             Other              Retained            Accumulated
                                            Capital           Reserves            Earnings           Comprehensive
                                                                                                         Income
     At July 1, 1998                                               3,453              45,782                 49,235
     Net income                                                                       32,466                 32,466
     Dividends                                                                       (55,662)               (55,662)

                                         ------------      -------------        ------------           ------------
     At June 3, 1999                                               3,453              22,586                 26,039
     Capitalised on acquisition
                                                                  (3,453)            (22,586)               (26,039)
     Net income                                                                        1,747                  1,747
     Shares issued                              1,225              1,068                                      1,068
     Foreign exchange                                                999                                        999
                                         ------------      -------------        ------------           ------------
     At June 30, 1999                           1,225              2,067               1,747                  3,814
                                         ============      =============        ============           ============


7.  Subsequent events

On November 9, 1999 the entire outstanding shares in OBOAdler Limited were acquired by Octel Trading Limited, a subsidiary of Octel Corp.